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                                                                     Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference of the following into Abbott's previously filed S-8 Registration Statements 33-4368 for the Abbott Laboratories 1986 Incentive Stock Program, 33-39798 for the Abbott Laboratories 1991 Incentive Stock Program, 333-09071, 333-43381 and 333-69547 for the Abbott Laboratories 1996 Incentive Stock Program, 333-13091 for the Abbott Laboratories Ashland Union 401(k) Plan and Trust, and 33-26685, 33-51585, 33-56897, 33-65127,
333-19511, 333-43383, and 333-69579 for the Abbott Laboratories Stock Retirement Plan and Trust and into Abbott's previously filed S-3 Registration Statements 33-50253, 333-06155, 333-63481, and 333-65601:

     1. Our supplemental report dated January 14, 1999 included in this Annual Report on Form 10-K for the year ended December 31, 1998; and

     2. Our report dated January 14, 1999 incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1998.



                                     ARTHUR ANDERSEN LLP



Chicago, Illinois
March 9, 1999